EXHIBIT 10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is dated as of June ___ 2016, among Guided Therapeutics, Inc. a Delaware corporation (the “Company”), and _________________ (the “Holder”)

WHEREAS, the Holder is the holder of that certain Warrant to purchase ______ shares of Common Stock of the Company, dated ______________ (the “Original Warrant”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder, desires to exchange with the Company, the Original Warrant for shares of Common Stock, as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows (with capitalized terms used herein and not otherwise defined having the meanings set forth in the Original Warrant):

1.                  Exchange of the Original Warrant.

On the terms and subject to the conditions set forth herein, as of the date hereof (the “Closing Date”), the Holder hereby sells, assigns, delivers and transfers to the Company all of its right, title and interest in and to the Original Warrant in exchange for that number of shares of the Company’s freely tradable Common Stock equal to 166% of the number of shares underlying the Original Warrant as of the date hereof (the “Exchange Shares”); provided, however, that if the number of Exchange Shares, when added to any other shares of the Company’s common stock beneficially owned by the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would be greater than 4.99% of the Company’s outstanding common stock as of the date hereof, then the number of Exchange Shares shall be automatically reduced so that the Holder’s beneficial ownership would not exceed such percentage and the Holder shall have the right to the issuance of that number of shares of Common Stock equal to the amount of the reduction subject to adjustment hereunder (the “Reserved Shares” and such right of the Holder, the “Right”). If the Right is granted pursuant to this Section 1, then the Company and the Holder acknowledge that no additional consideration shall be payable in connection with the Holder’s exercise of the Right or the issuance of the Reserved Shares in accordance herewith.

2.                  Deliveries.

(a)                Exchange Shares. On the date hereof, and conditioned upon delivery of an opinion of counsel to Holder in form reasonably satisfactory to the Company’s transfer agent (if required by the Company’s transfer agent), the Company shall cause its transfer agent to deliver to the Holder the Exchange Shares by electronic delivery at the applicable balance account at the Depositary Trust Company (“DTC”) in accordance with the instructions set forth on Schedule A, or otherwise by physical delivery to the address specified by the Holder on Schedule A. Effective upon the Holder’s receipt of such Exchange Shares and, if applicable, the grant of the Right hereunder, the Original Warrant held by the Holder will be deemed cancelled and all rights of the Holder thereunder will terminate. As soon as commercially practicable following the date hereof, the Holder shall return the original certificates with respect to the Original Warrant to the Company (or a lost warrant affidavit in form and substance reasonably acceptable to the Company).

(b)               Reserved Shares.

(1)               Right of Issuance of Reserved Shares; Delivery of Reserved Shares. Subject to Section 2(b)(3) below, exercise of the Right, if granted pursuant to Section 1, may be made, in whole or in part, at any time or times on or after the date hereof by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Issuance Form annexed hereto as Exhibit A. Partial exercises of the Right resulting in issuances of a portion of the total number of Reserved Shares available hereunder shall have the effect of lowering the outstanding number of Reserved Shares purchasable hereunder in an amount equal to the applicable number of Reserved Shares issued. The Holder and the Company shall maintain records showing the number of Reserved Shares issued and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within two business days of receipt of such notice. The Holder acknowledges that, by reason of the provisions of this Section 2(b)(1), following each exercise of the Right issued hereunder and the issuance of a portion of the Reserved Shares pursuant thereto, the number of Reserved Shares available for issuance pursuant to the Right issued hereunder at any given time may be less than the amount provided in Section 1. Conditioned upon delivery of an opinion of counsel to Holder in form reasonably satisfactory to the Company’s transfer agent (if required by the Company’s transfer agent), the Company shall cause its transfer agent to deliver to the Holder the Reserve Shares by electronic delivery at the applicable balance account at the DTC in accordance with the instructions set forth on Exhibit A, or otherwise by physical delivery to the address specified by the Holder on Exhibit A, by the date that is three Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Date”). The Reserved Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Right has been exercised.

(2)                 Impairment. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Reserved Shares upon the exercise of the Right and (ii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Agreement. Before taking any action which would result in an adjustment in the number of Reserved Shares for which the Right provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(3)                 Holder’s Limitations. The Holder shall not have the right to exercise any portion of the Right, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Issuance, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of the Right with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of the Right beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Convertible Securities) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. The Company shall not be liable for any instruction received by the Holder. Except as set forth in the preceding sentence, for purposes of this Section 2(b)(3), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(b)(3) applies, the determination of whether the Right is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the Right is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Issuance shall be deemed to be the Holder’s determination of whether the Right is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of the Right is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(b)(3), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Right, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Right. The Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(b)(3), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock held by the Holder and the provisions of this Section 2(b)(3) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(b)(3) to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2(b)(3) shall apply to a successor holder of this Agreement.

(4)                 Tacking and Acknowledgement. The Company acknowledges and represents to the Holder that the holding period of the Exchange Shares, the Rights and the Reserved Shares may be tacked onto the holding period of the Original Warrant for purposes of Rule 144 under the Securities Act and such holding period has not been changed, reset, recommenced or otherwise affected by the transactions described in this Agreement. For the avoidance of doubt the Company acknowledges that such Rule 144 holding period commenced May 22, 2013 and the Company shall not take any position contrary to this Section 2(b)(4) with respect to the Exchange Shares, the Rights or the Reserved Shares.

(5)                 Stock Dividends and Splits. If the Company, at any time while the Right exists: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Reserved Shares issuable upon exercise of the Right shall be proportionately adjusted. Any adjustment made pursuant to this Section 2(b)(5) will become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise canceled, then such adjustment will be reversed upon notice to the Holder of the termination of such proposed declaration or distribution as to any unexercised portion of the Right at the time of such rescission or cancelation) and will become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(6)                 Subsequent Rights Offerings. If Section 2(b)(5) above does not apply, if at any time the Company grants, issues or sells any Convertible Securities or other rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Right (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(7)                 Fundamental Transaction. If, at any time while any Right remains outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Right, the Holder shall have the right to receive, for each Reserved Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(b)(3) on the exercise of the Right), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of one share of Common Stock. Upon the occurrence of any such Fundamental Transaction, the any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Agreement with the same effect as if such Successor Entity had been named as the Company herein.

(8)                 Notice to Allow Exercise of Right. If (A) the Company declares a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company declares a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company authorizes the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company is required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise the Right during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(9)                 No Rights as Stockholder Until Exercise. This Agreement does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company with respect to the Reserve Shares prior to the exercise of the Right.

3.                  Representations and Warranties

(a)                Mutual Representations and Warranties. Each party hereto hereby makes the following representations and warranties to the other party hereto:

(1)                 It is duly organized and validly existing, in good standing under the laws of its jurisdiction of incorporation or organization.

(2)                 (A) It has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and (B) the person who has executed this Agreement on its behalf is duly authorized to do so and thereby bind the party on whose behalf he or she is purporting to act.

(3)                 This Agreement is its valid and binding agreement, enforceable against it in accordance with its terms.

(4)                 Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (i) its charter, articles or certificate of incorporation, partnership agreement or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is a party or by which it or its properties are bound, (ii) any judgment, decree, order or award or any court, governmental body or arbitrator to which it is subject or (iii) any law, rule or regulation applicable to it.

(b)               Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Holder that:

(1)                 The Exchange Shares and, if applicable, the Reserve Shares, are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. The Exchange Shares shall be fully paid and nonassessable with the Holder being entitled to all rights accorded to a holder of Common Stock. If applicable, as of the Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Reserve Shares issuable upon exercise of the Right. Upon exercise in accordance with the Right, the Reserve Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Exchange Shares and, if applicable, the Reserve Shares, is exempt from registration under the Securities Act. The Company covenants that, during the period the Right is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Reserved Shares upon the exercise of the Right. The Company further covenants that its issuance of the Right shall constitute full authority to its officers who are charged with the duty of instructing the Company’s transfer agent to issue the Reserved Shares to execute and issue the necessary to effect the issuance and delivery of the Reserved Shares upon the due exercise of the Right. The Company will take all such reasonable action as may be necessary to assure that such Reserved Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the principal trading market upon which the Common Stock may be listed.

(2)                 The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person, including, without limitation, any other security holders of the Company, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(3)                 The exchange of the Original Warrant for the Exchange Shares and, if applicable, the Right and the Reserve Shares is being consummated pursuant to Sections 3(a)(9) and Rule 149 of the Securities Act. The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement. None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Exchanged Shares under the Securities Act or cause this Exchange to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions. None of the Company, its subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Exchange Shares under the Securities Act.

(4)                 The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(5)                 To the Company’s actual knowledge, upon issuance, the Exchange Shares are eligible for sale by the Holders to the public without registration under the Securities Act.

(6)                 The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or their agent or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company.

(7)                 The Holder will in connection with the execution of this Agreement, deliver to the transfer agent any required legal opinions or documentation necessary to effect the delivery of the Exchange Shares and, if applicable, the Reserve Shares, to the Holder as required hereby and the Company will accept such opinion and instruct its transfer agent to deliver the Exchange Shares and, if applicable, the Reserve Shares, to the Holder free of restrictive legend without objection or delay. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with the issuance of the Exchange Shares hereunder. Assuming delivery of such opinions and documentation in form satisfactory to the Company’s transfer agent, if, by the third (3rd) trading day from the date hereof the Company (through its transfer agent) shall fail for any reason or for no reason to issue to the Holder the Exchange Shares or, if applicable, the Reserve Shares, by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Securities shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price (as defined in the Warrants) on the date of exercise.

(c)                Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to the Company that the Holder: (i) is the sole legal and beneficial owner of the Original Warrant free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, (ii) is an “accredited investor” (as defined in Regulation D under the Act) and is acquiring the Exchange Shares for its own account and not with a view to any distribution thereof except in compliance with the Securities Act; (iii) is not an “affiliate” of the Company (as defined in Rule 144 under the Securities Act), (iv) has made all investigations that it deems necessary or desirable in connection with the transactions contemplated by this Agreement and has had an opportunity to ask questions of and receive answers from the Company and (v) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Common Stock.

(d)               All representations, warranties and agreements of each party hereto shall survive the Closing.

4.                  Additional Covenants.

(a)                Disclosure of Transaction and Other Material Information. The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, issue a current report on Form 8-K (the”Form 8-K”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the Form 8-K, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not, and shall cause each of its Subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the Form 8-K without the express written consent of the Holder. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

(b)               Limitation on Sales Volumes. The Holder shall not sell Exchange Shares or, if applicable, Reserve Shares on any trading day in an amount, in the aggregate, exceeding 20% of the composite aggregate trading volume of the Common Stock as reported on Bloomberg, L.P. for such trading day.

5.                  Miscellaneous

(a)                Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b)               Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)                Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(d)               Complete Agreement. This Agreement is an integrated agreement containing the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous, and all contemporaneous oral or written negotiations, commitments or understandings.

(e)                Expenses. Except as specifically set forth herein, each party hereto shall bear its own costs and expenses, including, without limitation, attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

(f)                Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any exchange or amendment of any warrant of the same class as the Original Warrant is or will be more favorable to such Person than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a definitive agreement with respect to such a more favorable offer (a “Superior Agreement”), then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Superior Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 5(f) shall apply similarly and equally to each Superior Agreement. The Holder acknowledges that the terms offered hereby are superior, in the Holder’s opinion, to all other offers actually received by the Holder to date from the Company and that no such other offer constitutes a Superior Offer.

[signature page follows]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

GUIDED THERAPEUTICS, INC.

By: _______________________________________

Name: Gene S. Cartwright

Title: President

HOLDER:_______________________________

By: ______________________________________

Name: ________________________________

Title: _________________________________

Schedule A

DTC INSTRUCTIONS

PHYSICAL DELIVERY INSTRUCTIONS

(IF CONDITIONS IN SECTION 2(a) NOT MET)

EXHIBIT A

NOTICE OF ISSUANCE

To: GUIDED THERAPEUTICS, INC.

(1) The undersigned hereby elects in accordance with the terms and conditions of the Warrant Exchange Agreement, dated as of June __, 2016 (the “Letter Agreement”), to exercise its Right to the issuance of ________ Reserved Shares of Guided Therapeutics, Inc. (the “Company”) pursuant to the terms of the Letter Agreement.

(2) (check one)

☐	Please issue said Reserved Shares via electronic delivery at the applicable balance account at the Depositary Trust Company in accordance with the instructions set forth on Schedule A to the Letter Agreement.
☐	Please issue a certificate or certificates representing said Reserved Shares in the name of the undersigned registered holder or in such other name as is specified below:

_______________________________

The Reserved Shares shall be delivered by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Registered Holder: ______________________________________________________________

Signature of Authorized Signatory of Registered Holder: _______________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: ______________________________________________________________________________